Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports Second Quarter 2012 Financial Results

•	Closes acquisition of EKR Therapeutics, expanding hospital product portfolio and commercial infrastructure

•	Strong growth in product sales, fueled by 64% increase in ZYFLO® and 8% increase in CUROSURF® sales year over year

•	FDA approves ANDA for CRTX 067, a generic equivalent for the product currently sold under the Tussionex® brand name

•	FDA review of CRTX 080 NDA underway; Advisory Committee meeting set for September 13th

CARY, N.C., August 9, 2012 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the hospital and related specialty markets, today announced results for the quarter ended June 30, 2012.

Total net revenues were $21.5 million for the second quarter of 2012 versus $28.0 million reported for the second quarter of 2011, a decline of 23%, reflecting the divestiture of certain non-strategic assets. Net sales from the ZYFLO family of products and CUROSURF grew 64% and 8% to $10.8 million and $9.3 million respectively, for the second quarter of 2012 versus second quarter 2011.

Net loss for the second quarter of 2012 was $4.4 million, or a loss of $0.17 per diluted share, compared to net income of $197,000, or $0.01 per diluted share, for the second quarter of 2011. On a non-GAAP basis, net income for the second quarter of 2012 was $2.8 million, or $0.11 per diluted share, remaining substantially unchanged from non-GAAP net income of $2.8 million, or $0.11 per diluted share, in the second quarter of 2011. Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition accounting adjustments related to inventory sold and the gain on the divestiture of certain product rights.

“We laid out our strategic plan in June 2011 to transform the Company and we continue to make significant progress towards our goals,” said Craig A. Collard, Chief Executive Officer. “We closed the acquisition of EKR Therapeutics and we expect to complete our integration on schedule by the end of Q3. We are integrating quickly and have identified up to $18 million in annualized expenses related to the EKR business which we believe we can eliminate as we align our sales force, reduce administrative resources and combine our operations.”

As part of the acquisition of EKR Therapeutics, Inc., on June 26, 2012 Cornerstone acquired full product rights to CARDENE® I.V. and RETAVASE®. Cornerstone began to actively market CARDENE I.V. at the end of the second quarter to the hospital channel alongside CUROSURF.

CARDENE I.V. net product sales for the period from the acquisition date to June 30, 2012 were $736,000. CARDENE I.V. net product sales from January 1, 2012 through the acquisition date were approximately $26 million. These pre-acquisition sales are unaudited and not included in Cornerstone’s historical financial results.

In July 2012, Cornerstone announced that the FDA approved CRTX 067, the generic of the Tussionex® product.

“We are excited about expanding our generic portfolio of products and look forward to launching this product before the start of the upcoming respiratory season,” commented Collard.

On July 24, 2012 the FDA announced that the Cardiovascular and Renal Drugs Advisory Committee (CRDAC) had scheduled a review of the NDA for CRTX 080, Cornerstone’s investigational candidate for the treatment of symptomatic hypervolemic and euvolemic hyponatremia associated with heart failure and syndrome of inappropriate antidiuretic hormone (SIADH), respectively. The advisory committee meeting is scheduled for September 13, 2012 in advance of the October 29, 2012 Prescription Drug User Fee Act (PDUFA) date.

A breakdown of net revenues by product for the second quarter and six months ended June 30, 2012 (in thousands, except percentages) follows:

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2012	2011	$	%	2012	2011	$	%
Net product sales
CUROSURF	$9,269	$8,547	$722	8%	$16,882	$16,055	$827	5%
ZYFLO product family	10,788	6,585	4,203	64	23,236	13,997	9,239	66
CARDENE product family	736	—	736	NM	736	—	736	NM
ALLERX® Dose Pack products	(131)	9,173	(9,304)	NM	(1,125)	20,754	(21,879)	NM
Anti-infective products	172	3,556	(3,384)	(95)	3,093	9,633	(6,540)	(68)
Other products	637	103	534	518	806	(2,500)	3,306	NM

Total net product sales	21,471	27,964	(6,493)	(23)	43,628	57,939	(14,311)	(25)
License and royalty agreement revenues	—	75	(75)	NM	4	97	(93)	(96)

Net revenues	$21,471	$28,039	$(6,568)	(23)	$43,632	$58,036	$(14,404)	(25)

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for the second quarter of 2012 was 59%, as compared to gross margin of 67% in the second quarter of 2011. The lower gross margin was primarily due to a relatively higher percentage of total net product sales derived from products with lower gross margins, specifically CUROSURF.

Selling, general and administrative expenses decreased $2.7 million, or 23%, for the second quarter of 2012 compared to the second quarter of 2011. The decrease was primarily due to a reduction in certain employee-related costs driven by the divestiture of the anti-infective product rights and respiratory sales force in March 2012.

As of June 30, 2012, the Company had $38.6 million in cash and cash equivalents compared to $74.0 million at December 31, 2011. The decrease primarily represents the cash-on-hand used to help fund the EKR Therapeutics acquisition.

Conference Call Information

Cornerstone Therapeutics Inc. will host a conference call at 8:30 a.m. ET today to discuss financial results. To participate in the live conference call, please dial 888-461-2023 (U.S.

callers) or 719-325-2436 (international callers), and provide passcode 6297534. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and providing passcode 6297534.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital, niche respiratory and related specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and related specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies and marketed and/or registration-stage products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Part II, Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 6, 2012 and Part I, Item 2 of our Quarterly Report on Form 10-Q to be filed with the SEC on August 9, 2012.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations and opportunities, including our plans regarding the manner and timing for the manufacture and sale of our newly-acquired cardiovascular products, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA, and our anti-infective products, which we divested in March 2012; the adverse impact of returns of previously sold inventory; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain FDA approval to manufacture, market and sell our products and product candidates, including our lixivaptan compound, CRTX 080, and RETAVASE; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our substantial indebtedness and debt covenants; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 6, 2012 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

TRADEMARKS

CUROSURF® is owned by Chiesi Farmaceutici S.p.A and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, Inc. ZYFLO CR® and ZYFLO® are registered trademarks of Cornerstone Therapeutics Inc. Tussionex® is owned by UCB Manufacturing, Inc.

FINANCIAL TABLES FOLLOW

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520,

josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenues	$21,471	$28,039	$43,632	$58,036
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	8,901	9,189	17,587	19,223
Selling, general and administrative	8,890	11,604	19,812	24,874
Research and development	686	614	1,731	1,173
Gain on divestiture of product rights	—	—	(1,492)	—
Transaction-related expenses	5,438	—	6,180	—
Amortization of product rights	3,189	6,092	8,490	9,686

Total costs and expenses	27,104	27,499	52,308	54,956

(Loss) income from operations	(5,633)	540	(8,676)	3,080
Other expenses:
Interest expense, net	(113)	(42)	(115)	(83)

Total other expenses	(113)	(42)	(115)	(83)

(Loss) income before income taxes	(5,746)	498	(8,791)	2,997

Benefit from (provision for) income taxes	1,393	(301)	2,613	(1,058)

Net (loss) income	$(4,353)	$197	$(6,178)	$1,939

Comprehensive (loss) income	$(4,353)	$197	$(6,178)	$1,939

Net (loss) income per share, basic	$(0.17)	$0.01	$(0.24)	$0.08

Net (loss) income per share, diluted	$(0.17)	$0.01	$(0.24)	$0.07

Weighted-average common shares, basic	26,058,941	25,673,667	25,937,656	25,577,314

Weighted-average common shares, diluted	26,058,941	26,246,073	25,937,656	26,167,997

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,
	2012	December 31,
	(Unaudited)	2011
Assets
Current assets:
Cash and cash equivalents	$38,558	$73,968
Accounts receivable, net	19,566	11,894
Inventories, net	41,740	9,419
Prepaid expenses	3,567	3,753
Income tax receivable	1,691	1,900
Deferred income tax asset	36	2
Other current assets	14,389	6,112

Total current assets	119,547	107,048

Property and equipment, net	1,762	1,574
Product rights, net	253,050	106,960
Goodwill	37,473	15,218
Amounts due from related parties	—	38
Deferred income tax asset, less current portion	—	523
Other assets	179	953

Total assets	$412,011	$232,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,244	$10,012
Accrued expenses	44,099	37,125
Acquisition-related contingent payments	6,134	—
Deferred revenue	381	1,428
Other current liabilities	451	90

Total current liabilities	73,309	48,655

Acquisition-related contingent payments, less current portion	40,454	8,800
Long-term debt	89,489	—
Deferred tax liability	32,765	—
Other long-term liabilities	5,031	56

Total liabilities	241,048	57,511

Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—

Common stock - $0.001 par value, 90,000,000 shares authorized; 26,202,162 and 25,803,864 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	26	26

Additional paid-in capital	165,541	163,203
Retained earnings	5,396	11,574

Total stockholders’ equity	170,963	174,803

Total liabilities and stockholders’ equity	$412,011	$232,314

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net (loss) income	$(6,178)	$1,939
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	8,788	7,429
Provision for prompt payment discounts	1,257	1,998
Provision for (recovery) of inventory allowances	261	(235)
Acquisition accounting adjustment on inventory sold	159	—
Gain on sale of product rights	(1,492)	—
Impairment of product rights	—	2,500
Stock-based compensation	1,343	884
Deferred revenue	(1,047)	(24,765)
Provision for deferred income taxes	(1,943)	468
Changes in operating assets and liabilities:
Accounts receivable	(1,205)	48,645
Inventories	(1,080)	1,366
Prepaid expenses and other assets	6,995	9,009
Accounts payable	8,492	1,358
Accrued expenses	(17,414)	(7,925)
Income taxes receivable	209	(1,212)

Net cash (used in) provided by operating activities	(2,855)	41,459

Cash flows from investing activities
Acquisition of business, net of cash acquired	(125,920)	—
Purchase of property and equipment	(99)	(333)
Proceeds from sale of product rights	3,000	—

Net cash used in investing activities	(123,019)	(333)

Cash flows from financing activities
Proceeds from term loans	90,000	—
Proceeds of debt financing costs	(511)	—
Proceeds from exercise of common stock options and warrants	818	311
Excess tax benefit from stock-based compensation	256	452
Payments related to net settlement of restricted stock	(79)	—
Principal payments on capital lease obligation	(20)	(41)

Net cash provided by financing activities	90,464	722

Net (decrease) increase in cash and cash equivalents	(35,410)	41,848
Cash and cash equivalents as of beginning of period	73,968	50,945

Cash and cash equivalents as of end of period	$38,558	$92,793

Supplemental schedule of non-cash investing and financing activities
Acquisition of business, contingent consideration at fair value	$37,788	—

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share data):

	For the three months ended		For the six months ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP (loss) income from operations	$(5,633)	$540	$(8,676)	$3,080
Add: stock-based compensation	668	505	1343	884
Add: amortization of product rights	3,189	6,092	8,490	9,686
Add: acquisition adjustments related to inventory sold	159	—	159	—
Add: transaction-related expenses	5,438	—	6,180	—
Less: gain on divestiture of product rights	—	—	(1,492)	—

Non-GAAP income from operations	$3,821	$7,137	$6,004	$13,650

GAAP net (loss) income	$(4,353)	$197	$(6,178)	$1,939
Add: stock-based compensation	668	505	1343	884
Add: amortization of product rights	3,189	6,092	8,490	9,686
Add: acquisition adjustments related to inventory sold	159	—	159	—
Add: transaction-related expenses	5,438	—	6,180	—
Less: gain on divestiture of product rights	—	—	(1,492)	—
Less: tax effects related to above items(1)	(2,292)	(3,987)	(4,363)	(3,731)

Non-GAAP net income	$2,809	$2,807	$4,139	$8,778

GAAP net (loss) income per share, diluted	$(0.17)	$0.01	$(0.24)	$0.07

Non-GAAP net income per share, diluted	$0.11	$0.11	$0.16	$0.34

Shares used in diluted net income per share calculation:
GAAP net income	26,058,941	26,246,073	25,937,656	26,167,997

Non-GAAP net income	26,693,195	26,246,073	26,492,610	26,167,997

[1]

Tax effects for three months ended June 30, 2012 and 2011 are calculated using effective tax rates of 24.2% and 60.4%, respectively. Tax effects for six months ended June 30, 2012 and 2011 are calculated using effective tax rates of 29.7% and 35.3%, respectively.